UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 2, 2008, Landry's Restaurants, Inc. (NYSE: LNY) (the "Company"), announced that the Special Committee of the Company's Board of Directors has retained Cowen and Company as its independent financial advisor.

As previously announced, the Board of Directors formed the Special Committee to conduct a strategic alternatives analysis with respect to the Company. Such strategic alternatives analysis by the Special Committee will determine if a sale of the Company is in the best interests of the Company and its stockholders, will consider the proposal the Board of Directors received from Tilman J. Fertitta, Chairman, President and CEO of the Company, to acquire all of the outstanding shares of the Company and any alternative proposals that may be received by the Company or the Special Committee. If, as a result of the strategic alternatives analysis, the Special Committee determines that a sale of the Company is in the best interests of the Company and its stockholders, there can be no assurance that any agreement on financial and other terms satisfactory to the Special Committee will result from the Special Committee's evaluation of the proposal from Mr. Fertitta or any other proposals, or that any transaction will be completed.

As of this date, the Company has not received any other offers, expressions of interest or inquiries.

Item 9.01 Financial Statements and Exhibits.

No. Exhibit
99.1 Press Release dated April 2, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

April 3, 2008	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 2, 2008